Exhibit 1


                                  $125,000,000

                          Delphi Financial Group, Inc.

                           8.00% Senior Notes due 2033

                             Underwriting Agreement

                                                                    May 13, 2003

LEHMAN BROTHERS INC.
WACHOVIA SECURITIES, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
U.S. BANCORP PIPER JAFFRAY INC.
c/o Lehman Brothers Inc.
745 Seventh Ave.
New York, New York  10019

Dear Sirs:

     Delphi Financial Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $125,000,000 aggregate principal amount of its 8.00% Senior Notes due 2033 (the "Firm Notes") to the underwriters set forth on
Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the Underwriters not more than an additional $18,750,000 aggregate principal amount of its 8.00% Senior Notes due 2033 (the "Additional Notes" and, together with the Firm Notes, the "Notes"), if and to the extent that Lehman Brothers Inc., Wachovia Securities, Inc., Stifel, Nicolaus & Company, Incorporated and U.S. Bancorp Piper Jaffray Inc. (the "Representatives"), as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Notes granted to the Underwriters in Section 2 hereof. The Notes will be issued pursuant to an Indenture dated as of May 20, 2003, as amended by the First Supplemental Indenture, to be dated as of May 20, 2003 (as so amended and supplemented, the "Indenture") between the Company and Wilmington Trust Company, as Trustee (the "Trustee"). This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) The registration statement on Form S-3 (File No. 333-86666) with respect to the Notes (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act, (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment and (iv) no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. If the Company does not propose to amend



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such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the most recent date and the time as of which registration statement No. 333-86666, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means the prospectus included in such registration statement, or amendments thereof, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company that omitted information required by Rule 430A or 434 of the Rules and Regulations or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)"), that was used after such effectiveness and prior to the execution and delivery of this Agreement; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) in accordance with Section 4(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Prospectus" means the form of prospectus relating to the Notes (including the prospectus supplement), as first used to confirm sales of the Notes; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus or any document incorporated by reference therein. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. For purposes of this Section l, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

     (b) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are first used to confirm sales of the Notes, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the



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circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to (A) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with written information furnished to the Company by you, expressly for inclusion therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

     (c) Ernst & Young LLP, whose report is included or incorporated by reference in the Prospectus, are independent certified public accountants with respect to the Company and its Subsidiaries (as defined in Section 13 hereof), as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein.

     (d) Each of the Company and its Significant Subsidiaries (as defined in Exhibit A hereto) has been duly incorporated, organized or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with full power and authority to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under this Agreement and the Indenture; and each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

     (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise described in the Registration Statement or the Prospectus, (i) the Company and the Significant Subsidiaries, considered as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, other than in the ordinary course of business; (ii) each of the Company and the Significant Subsidiaries has not purchased any of its outstanding capital stock nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends except as disclosed in writing to the Underwriters; and
(iii) there has not been any material change in (A) the short-term debt or long-term debt of the Company and the Significant Subsidiaries considered as a whole or (B) the capital stock of the Company and the Significant Subsidiaries considered as a whole.



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

     (f) All of the outstanding shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party (collectively, "Liens"), except such as are described in the Prospectus or in a document filed as an exhibit to the Registration Statement and such Liens that would not have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

     (g) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole from the respective dates as of which information is given in the Prospectus.

     (h) Neither (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby, (iii) the execution and delivery of the Indenture and the Notes by the Company nor (iv) compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes, will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will any such action or the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries except for a breach, violation, default, lien, charge, claim or encumbrance which would not have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole. Except for permits, consents, approvals and similar authorizations required under the Securities Act and the Rules and Regulations or "Blue Sky" or state securities laws and the qualification of the Indenture under the 1939 Act, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

     (i) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) to the extent the


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indemnification provisions contained in Section 6 hereof may be limited by principles of public policy.

     (j) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

     (k) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) to the extent the indemnification provisions contained therein may be limited by principles of public policy. The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

     (l) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the certificate of incorporation or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, and (ii) to the extent the indemnification provisions contained therein may be limited by principles of public policy, and the Notes conform, or will conform, in all material respects to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company was, as of the date of the most recent balance sheet included in the Prospectus, as set forth in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be



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taken by the Company for the authorization, issuance, sale and delivery of the
Notes to be sold by the Company hereunder has been validly and sufficiently taken.

     (m) There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole or which is required to be disclosed in the Prospectus and is not disclosed. There are no statutes or regulations required to be described in the Registration Statement or the Prospectus which are not described as required.

     (n) The documents incorporated by reference into each Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (o) The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to describe the provisions of the documents referred to therein or constitute a summary of the terms of the Notes, are accurate, complete and fair in all material respects.

     (p) The Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

     (q) The Notes have been approved for listing on the New York Stock Exchange, Inc., subject to notice of issuance.

     (r) The conditions for the Company's use of Form S-3 for filing the Registration Statement, as set out in the general instructions to such form, have been satisfied.

     (s) The Company is not required to be licensed as an insurance company; Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas"), Reliance Standard Life Insurance Company ("RSLIC"), First Reliance Standard Life Insurance Company ("FRSLIC"), and Safety National Casualty Corporation ("SNCC"; RSLIC-Texas, RSLIC, FRSLIC and SNCC are collectively, the "Insurance Subsidiaries") are each duly licensed as insurers under the insurance laws and regulations of Texas, Illinois, New York and Missouri, respectively; and the Insurance Subsidiaries have filed with the appropriate insurance regulatory authorities all reports, documents and other information required to be filed under the insurance laws of Texas, Illinois, New York, and Missouri, respectively, except as to filings the failure of which to make, singly or in the aggregate, would not be reasonably expected to have a material adverse effect on general affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise or on the Insurance Licenses (as defined below).



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     (t) Each of the Insurance Subsidiaries holds such licenses, certificates, authorities and permits from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states where it conducts business (the "Insurance Licenses")) which are necessary to the conduct of its insurance businesses as presently operated; the Insurance Subsidiaries have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the knowledge of the Company or any of Insurance Subsidiary, threatened action, suit, proceeding or investigation that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate or permit (including, without limitation, the Insurance Licenses); except, in each of the foregoing cases, as to Insurance Licenses, the failure of which to obtain or maintain would not be reasonably expected to have a material adverse effect on the general affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree (specifically applicable to one or more of the Insurance Subsidiaries as opposed to insurance companies generally) impairing, restricting or prohibiting the payment of dividends by any of the Insurance Subsidiaries to their respective parent companies.

     (u) None of the Company or any Insurance Subsidiary is aware of any threatened or pending downgrading in the A.M. Best Company, Inc. ("A.M. Best") rating of any Insurance Subsidiary.

     (v) All reinsurance ceded treaties, contracts, agreements and arrangements to which any the Company or any of the Insurance Subsidiaries is a party are in full force and effect, other than those that, by their terms, have expired or otherwise terminated, and none of the Company or any of its Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, which violation or default would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; none of the Company or any of its Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform in any material respect such treaty, contract, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement where the failure to perform would have a material adverse effect on the general affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, considered as one enterprise.

     (w) The statutory Annual and Quarterly Statements of each of the Insurance Subsidiaries, and the statutory balance sheets and income statements included in such statutory Annual and Quarterly Statements, most recently filed in each state have been prepared in conformity with required or permitted statutory accounting principles or practices consistently followed, except as may otherwise be indicated in the notes thereto, and present fairly in all material respects the statutory financial position of each Insurance Subsidiary as at the dates thereof, and on a statutory basis of for the periods covered thereby.



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     (x) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is subject to regulation as an "investment company" under the 1940 Act.

     (y) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or statutory accounting practices, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

     (z) The Company and each of its Subsidiaries have filed all tax returns required to have been filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for any such taxes or assessments which are being contested in good faith by appropriate proceedings and for which appropriate reserves, if any, have been established in accordance with generally accepted accounting principles.

     (aa) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

     (ab) To the knowledge of the Company, after due inquiry, no material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, is imminent.

     (ac) The Company and its Subsidiaries own or possess, or have the ability to acquire, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and none of the Company nor its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing



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which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     2. Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 96.85% of the principal amount thereof, plus accrued interest, if any, from May 20, 2003 (the "Purchase Price"), the principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters propose to offer the Notes to the public as set forth in the Prospectus.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Notes, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to $18,750,000 aggregate principal amount of the Additional Notes at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such Additional Notes are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. If any Additional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased as the aggregate principal amount of Firm Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Notes.

     3. Delivery of and Payment for Notes. Delivery of the Notes shall be made at such place or places as mutually may be agreed upon by the Company and the Representatives at 10:00 A.M., New York City time, on May 20, 2003 or on such later date not more than three Business Days after the foregoing date as shall be determined by the Representatives and the Company (the "Closing Date").

     Delivery of the Notes shall be made to the Underwriters by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

     Payment for any Additional Notes shall be made to the Company in Federal or other funds immediately available in New York City for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 19, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".



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

     4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

     (a) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Company shall advise you, promptly after it receives notice thereof, of the time when, if the Effective Date is on or before the date of this Agreement, any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, as soon as reasonably practical upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Notes; and the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

     (b) The Company shall furnish to each of you and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request; provided that, the Prospectus shall be made available to the Underwriters no later than 2 PM New York City time on the next business day succeeding the date of this Agreement.

     (c) Within the time during which the Prospectus relating to the Notes is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Company shall promptly notify you and shall, subject to
Section 4(a) above, amend the Registration Statement or supplement the Prospectus or file any document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

     (d) As soon as practicable, the Company shall make generally available to its security holders (and shall deliver to you) an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

     (e) Whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the "Form T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and Blue Sky Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Notes (including the cost of printing the Notes), (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Notes under state securities or Blue Sky laws not to exceed $10,000, (D) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (E) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, and (F) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 7 hereof), the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

     (f) Until termination of the offering of the Notes, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act.

     (g) The Company shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the underwriters shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (h) The Company shall apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

     (i) Until 30 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities in the same market as the Notes.

     5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives, which consent shall not be unreasonably withheld; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your reasonable satisfaction.

     (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) On the Closing Date, the Representatives on behalf of the Underwriters shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, such opinion or opinions with respect to the validity of the Notes and other related matters as you may reasonably request and such counsel shall have received such documents and information as they reasonably request to enable them to pass upon such matters.

     (d) On the Closing Date there shall have been furnished to the Representatives on behalf of the Underwriters the opinion (addressed to the Underwriters) of Cahill Gordon & Reindel LLP, counsel for the Company, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

          (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. To the knowledge of such counsel, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

          (ii) The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

          (iii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations thereunder.

          (iv) The Notes have been duly authorized and executed by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) to the extent the indemnification provisions contained therein may be limited by principles of public policy.

          (v) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company, nor will the performance by the Company of its obligations hereunder violate any applicable law, rule, administrative regulation or (to the knowledge of such counsel) administrative or court decree (except that such counsel need not express an opinion as to federal or state securities or Blue Sky laws with respect to this subparagraph) where such violation would prohibit or affect the execution, delivery or performance of this Agreement, the Indenture or the Notes or the transactions contemplated herein or therein or compliance by the Company with its obligations hereunder or thereunder. Except for permits, consents, approvals and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required of the Company for the valid authorization, issuance, sale and delivery of the Notes.

          (vi) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The Registration Statement and all post-effective amendments thereto have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or, to the knowledge of such counsel, threatened by the Commission. No order of the Commission directed to any document incorporated by reference in the Registration Statement has been issued, and no challenge by appropriate proceedings has been made to the accuracy or adequacy of any document incorporated by reference in the Registration Statement.

          (viii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company, as of their respective effective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion need be expressed as to the financial statements or notes thereto or other financial and statistical data contained therein or omitted therefrom).

          (ix) The Indenture and the Notes conform in all material respects as to legal matters to the respective statements concerning them contained in the Registration Statement and Prospectus. There are no legal proceedings pending or, to the knowledge of such counsel, threatened against the Company or any of its Subsidiaries to which such counsel has given substantive attention or in which such counsel has been engaged to represent the Company or any of its Subsidiaries that are required to be disclosed in the Prospectus and are not disclosed.

          (x) The statements (A) in the Prospectus Supplement under the captions "Description of the Notes", "Underwriting" (with respect solely to the description of this Agreement contained therein) and "Certain Material U.S. Federal Income Tax Consequences"; and (B) in the Prospectus under the caption "Description of Debt Securities", in each case insofar as such statements constitute summaries of the legal matters or documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein.

          (xi) The Notes have been approved for listing on the Exchange, subject to notice of issuance. Such opinion shall also contain a statement that no facts have come to such counsel's attention that cause it to believe that
     (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date and at the time such Prospectus or supplement or amendment thereto was issued contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) On the Closing Date there shall have been furnished to the Representatives on behalf of the Underwriters the opinion (addressed to the Underwriters) of General Counsel of the Company and/or its appropriate Subsidiaries, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the aggregate effect that:

          (i) Each of the Company's Significant Subsidiaries has been duly incorporated or formed as a corporation, and is validly existing as a corporation, under the laws of its jurisdiction of incorporation or formation (and each of the Significant Subsidiaries that is a corporation or a limited partnership is in good standing under the laws of its jurisdiction of incorporation or formation), with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

          (ii) To the knowledge of such counsel, except as disclosed in the Prospectus, all of the outstanding shares of capital stock, or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any perfected security interest.

          (iii) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Significant Subsidiaries or any agreement, indenture or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein.

          (iv) Each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements or notes thereto and other financial and statistical data contained therein).

          (v) Each Insurance Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries considered as one enterprise;

          (vi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Insurance Subsidiaries which are required to be disclosed in the Registration Statement or Prospectus, other than those disclosed therein; all pending legal or governmental proceedings to which any Insurance Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement or Prospectus, including ordinary routine litigation incidental to the business, would, considered in the aggregate, not reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries considered as one enterprise;

          (vii) Neither the Company nor SIG Holdings, Inc. is required to be licensed as an insurance company;

          (viii) RSLIC-Texas, RSLIC, FRSLIC and SNCC are each duly licensed as an insurer under the insurance laws and regulations of the States of Texas, Illinois, New York and Missouri, respectively, and, to the best of such counsel's knowledge RSLIC-Texas, RSLIC, FRSLIC and SNCC have filed with the appropriate insurance regulatory authorities all reports, documents and other information required to be filed under the insurance laws of the States of Texas, Illinois, New York and Missouri, respectively, except as to filings the failure of which to make, singly or in the aggregate, would not have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries considered as one enterprise.

          (ix) To such counsel's knowledge, each Insurance Subsidiary holds such licenses, certificates, authorizations and permits from governmental authorities (including, without limitation, the Insurance Licenses) which are necessary to the conduct of its insurance business as presently operated, each Insurance Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the best of such counsel's knowledge, threatened action, suit, or proceeding that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate or permit (including, without limitation, the Insurance Licenses), except for an action, suit, or proceeding which would not have a material adverse effect on the financial condition, earnings or business of the Company and its Subsidiaries, considered as one enterprise; except, in each of the foregoing cases, as to licenses, certificates or permits, the failure of which to obtain or maintain would not have a material adverse effect on the management, financial position, stockholders' equity or results of operations, of the Company and its Subsidiaries considered as one enterprise.

          (x) No insurance regulatory agency or body has issued any order or decree that by its terms is specifically applicable to one or more of the Insurance Subsidiaries, as opposed to insurance companies generally, restricting or prohibiting the payment of dividends by any of the Insurance Subsidiaries to their respective parent companies.

          (xi) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters, documents or proceedings fairly present the information called for with respect to such legal matters, documents or proceedings and are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.

     Such opinion shall also contain a statement that no facts have come to such counsel's attention that cause it to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date and at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) There shall have been furnished to the Representatives on behalf of the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the Chairman of the Board or the President or any Executive Vice President and by the Chief Financial Officer or other person acting in such capacity of the Company to the effect that to their knowledge after due inquiry: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, threatened; (iii) all filings required by Rule 424(b) and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed and (vi) no event contemplated by subsection (g) of this Section 5 shall have occurred.

     (g) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and in the Prospectus (exclusive of any supplement thereto filed subsequent to the date hereof), neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in the reasonable judgment of the Representatives, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Notes.

     (h) On the date hereof and the Closing Date the Representatives on behalf of the Underwriters shall have received letters from Ernst & Young LLP, dated respectively the date hereof and the Closing Date and addressed to the Underwriters, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives on behalf of the Underwriters concurrently with the execution of this Agreement, and, with respect to the letter delivered on the Closing Date, confirming the conclusions and findings set forth in such prior letter.

     (i) The Underwriters through the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

     (j) At the time of the Closing, the Company's senior debt shall have a rating of at least Ba1 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Since the date hereof, there shall not have occurred any downgrading with respect to any debt securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

     (k) Conditions to Purchase of Additional Notes. In the event that the Representatives on behalf of the Underwriters exercise their option granted in
Section 2 hereof to purchase all or any portion of the Additional Notes, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Option Closing Date and, at the Optional Closing Date, the Representatives on behalf of the Underwriters shall have received:

          (i) A certificate, dated such Option Closing Date, signed by the Chairman of the Board or the President or any Executive Vice President and by the Chief Financial Officer (or a person acting in such capacity) of the Company, confirming that since the Closing Date, to their knowledge: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Option Closing Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Option Closing Date.

          (ii) The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Notes to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

          (iii) The favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Company in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Notes to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (iv) The favorable opinion of the General Counsel of the Company and/or its appropraite Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Notes to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (v) A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5((h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the date of such letter.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of any party to any other party except as provided in Section 4(e). Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

     6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as to amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, unless such failure is the result of noncompliance by the Company with
Section 4(b).

     (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration

Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

     (c) Promptly after receipt by any indemnified party under subsection (a) or
(b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection (a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters shall have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters shall have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in any of which event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 6, to the respective officers and directors and partners of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

     7. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in
Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter pursuant to this Section 7. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Notes and the aggregate number of Additional Notes with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Notes to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Notes or (ii) purchase not less than the number of Additional Notes that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Notes of a defaulting Underwriter, either the Representatives on behalf of the Underwriters or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in the Representatives' opinion may thereby be made necessary.

     8. Effective Date and Termination. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     (b) Until the Closing Date, this Agreement may be terminated by the Representatives by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement in any material manner on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled in any material manner, (iii) trading in securities generally on the NYSE shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction or there shall have been a material disruption in the settlement of securities which, in the judgment of Representatives, make it inadvisable or impractical to proceed with the offering or delivery of the Notes, or a banking moratorium is declared by either federal or New York state authorities, (iv) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or an act of terrorism shall have occurred which, in each case, in the judgment of Representatives, make it inadvisable or impracticable to proceed with the offering or delivery of the Notes or (v) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of Representatives, make it inadvisable or impracticable to proceed with the offering or delivery of the Notes. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 6 hereof.

     Any notice referred to above may be given at the address specified in
Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

     9. Survival of Certain Provisions. The agreements contained in Section 6 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Notes to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     10. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by telegraph addressed to the Company at 153 East 53rd Street, 49th Floor, New York, New York, 10022,
Attention: General Counsel; (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing or by telegraph addressed to the Representatives as follows:

                Lehman Brothers Inc.
                745 Seventh Ave
                New York, New York 10019
                Attention: Debt Capital Markets, Financial Institutions Group,
                Facsimile: (212) 526-0943

                with copy to: General Counsel


                Stifel Nicolaus & Company Incorporated
                501 North Broadway
                St. Louis, MO 63102
                Attention: Investment Banking
                Facsimile: (314) 342-2775

                with copy to: General Counsel


                U.S. Bancorp Piper Jaffray Inc. US Bancorp
                Tower 111 SW Fifth Avenue, 19th Floor
                Portland, OR 97204
                Attention: Fixed Income Capital Markets - Corporate Finance
                Facsimile: (503) 275-3490

                with copy to: General Counsel



                Wachovia Securities, Inc.
                1339 Chestnut St., Third Floor
                Philadelphia, PA 19107
                Attention: Investment Grade Syndicate
                Facsimile: (704) 383-9165

                with copy to: General Counsel

     11. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of, and principal amount of Notes to be purchased by, each of the Underwriters, under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus, and the statements in (a) the third paragraph text under the caption "Underwriting" in the Prospectus concerning the terms of the offering by the Underwriters, (b) the sixth paragraph text under the caption "Underwriting" in the Prospectus concerning overallotments, stabilizing transactions and short sales by the Underwriters and (c) the last sentence of the seventh paragraph text under the caption "Underwriting" in the Prospectus concerning sales by the Underwriters to a minimum number of beneficial owners, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraph (b) of
Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

     12. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and (b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

     15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        By:   /s/ Robert Smith Jr.
                                             ----------------------------
                                             Name: Robert Smith Jr.
                                             Title: Executive Vice President
Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.
WACHOVIA SECURITIES, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
U.S. BANCORP PIPER JAFFRAY INC.

By:      LEHMAN BROTHERS INC.
         AS REPRESENTATIVE OF THE UNDERWRITERS


By:    /s/ Martin Goldberg
       ----------------------------------------
       Name:  Martin Goldberg
       Title:  Senior Vice President


By:    WACHOVIA SECURITIES, INC.
       AS REPRESENTATIVE OF THE UNDERWRITERS


By:    /s/ Billy Ingram
       ----------------------------------------
       Name:  Billy Ingram
       Title:  Managing Director


By:    STIFEL, NICOLAUS & COMPANY, INCORPORATED
       AS REPRESENTATIVE OF THE UNDERWRITERS


By:    /s/ Ed Russell
       ----------------------------------------
       Name:  Ed Russell
       Title:  Vice President


By:    U.S. BANCORP PIPER JAFFRAY INC.
       AS REPRESENTATIVE OF THE UNDERWRITERS


By:    /s/ Mark Stevenson
       ----------------------------------------
       Name:  Mark Stevenson
       Title:  Managing Director

                                   SCHEDULE I


                    Underwriting Agreement dated May 13, 2003

        Underwriter                                         Principal Amount of
                                                                   Notes to
                                                                 be Purchased
                                                                 ------------
Lehman Brothers Inc...................................             $26,250,000
Wachovia Securities, Inc..............................             $25,625,000
Stifel, Nicolaus & Company, Incorporated..............             $25,625,000
U.S. Bancorp Piper Jaffray Inc........................             $25,625,000
Advest Inc............................................              $3,125,000
Banc of America Securities LLC........................              $3,125,000
ING Financial Markets LLC.............................              $3,125,000
Keefe, Bruyette & Woods, Inc..........................              $3,125,000
Putnam Lovell NBF Securities Inc......................              $3,125,000
Quick & Reilly, Inc...................................              $3,125,000
Sandler O'Neill & Partners, L.P.......................              $3,125,000

Total.................................................            $125,000,000
                                                                  ============

                                    EXHIBIT A


                    Underwriting Agreement dated May 13, 2003

As used in the Underwriting Agreement, the "Significant Subsidiaries" of the Company are as follows:

Reliance Standard Life Insurance Company

First Reliance Standard Life Insurance Company

Reliance Standard Life Insurance Company of Texas

Safety National Casualty Corporation

Matrix Absence Management, Inc.